UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 27, 2018 (April 26, 2018)

HARRIS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1025 West NASA Blvd., Melbourne, Florida		32919

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (321) 727-9100

No change
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) On April 26, 2018, on the recommendation of the Governance and Corporate Responsibility Committee of the Board of Directors (the “Board”) of Harris Corporation (“Harris” or the “Company”), the Board increased the authorized number of directors constituting the Board from twelve to thirteen and appointed Ms. Sallie B. Bailey, 58, as a director to serve on the Board. Ms. Bailey has served as Executive Vice President and Chief Financial Officer of Louisiana-Pacific Corporation (NYSE:LPX), a leading manufacturer of engineered wood building products for residential, industrial and light commercial construction, since December 2011. She previously served as Vice President and Chief Financial Officer of Ferro Corporation (NYSE:FOE), a global specialty materials company, from 2007 to 2010 and held various senior management positions of increasing responsibility over ten years with The Timken Company (NYSE:TKR), a global producer of engineered bearings and alloy steel, lastly as Senior Vice President, Finance and Controller. Ms. Bailey’s initial term as a director on the Board commenced April 26, 2018 and expires at the Company’s 2018 Annual Meeting of Shareholders. She is expected to be nominated by the Board for re-election for a one-year term as a director on the Board expiring at the Company’s 2019 Annual Meeting of Shareholders, which nomination along with all other director nominations would be voted on by shareholders at the Company’s 2018 Annual Meeting of Shareholders. Ms. Bailey was not appointed to any standing committees of the Board, but is expected to be appointed to one or more standing committees of the Board following the Company’s 2018 Annual Meeting of Shareholders, although which specific standing committee(s) has not been determined at the time of the filing of this Current Report on Form 8-K.
As a non-employee director on the Board, Ms. Bailey will be compensated for service as a director in accordance with the Summary of Annual Compensation of Non-Employee Directors, filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 2, 2017 and incorporated in this Item 5.02(d) by reference. There are no arrangements or understandings between Ms. Bailey and any other persons pursuant to which Ms. Bailey was selected as a director, and there are no transactions in which the Company was or is to be a participant and in which Ms. Bailey had or will have a direct or indirect material interest that are required to be reported pursuant to Item 404(a) of Regulation S-K. A copy of the press release announcing the appointment of Ms. Bailey to the Board is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 5.02(d) by reference.
Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits.
EXHIBIT INDEX

The following exhibit is filed herewith:
99.1      Press Release, issued by Harris Corporation on April 27, 2018.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION
Date: April 27, 2018	By:	/s/ Scott T. Mikuen
		Name:	Scott T. Mikuen
		Title:	Senior Vice President, General Counsel and Secretary